UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

KID BRANDS, INC.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition

On March 29, 2010, Kid Brands, Inc., formerly known as Russ Berrie and Company, Inc. (the “Company”) issued a press release (the “Release”) announcing, among other things, financial results for the quarter and year ended December 31, 2009. Attached hereto as Exhibit 99.1 is a copy of the Release.

The Release includes disclosure of certain financial measures for each of: (i) the three-month period ended December 31, 2009 (“Q4 2009”); (ii) the fiscal year ended December 31, 2009 ( “FY 2009”); (iii) the three-month period ended December 31, 2008 (“Q4 2008”); and (iv) the fiscal year ended December 31, 2008 (“FY 2008”), presented both in accordance with United States generally accepted accounting principles (“GAAP”) and also on a non-GAAP basis. In particular, the following measures used in the Release are non-GAAP financial measures:

•	“Adjusted EBITDA from continuing operations” for each of Q4 2009 and FY 2009;

•	“Adjusted EBITDA from continuing operations” for each of Q4 2008 and FY 2008;

•	“Adjusted net income from continuing operations ” for each of Q4 2009 and FY 2009; and

•	“Adjusted net income from continuing operations per diluted share” for each of Q4 2009 and FY 2009.

Adjusted net income from continuing operations is defined as net income from continuing operations plus/minus certain special items, after giving effect to the tax impact of such items. Adjusted net income from continuing operations and Adjusted net income from continuing operations per diluted share, which are presented for Q4 2009 and FY 2009, exclude: (i) for Q4 2009 and FY 2009, a tax benefit of $6.1 million and $7.2 million, respectively; and (ii) for FY 2009, a $15.6 million non-cash charge in connection with the Applause® trade name and the consideration received by the Company in connection with the sale of its former gift business (the “Gift Charges”). In connection with item (i) above, an assumed 39% effective tax rate has been applied to the Company’s pre-tax income from continuing operations, and with respect to item (ii) above, such item has been adjusted after giving effect to related taxes by applying an assumed 39% effective tax rate.

Adjusted EBITDA from continuing operations is defined as net income/(loss) from continuing operations plus provision for interest expense, income taxes, depreciation, amortization, and other non-cash, special or non-recurring charges from continuing operations.

Adjusted EBITDA from continuing operations excludes the interest expense, income taxes, depreciation and amortization reflected in net income/(loss) from continuing operations and set forth in detail in the reconciliation table attached to the Release. In addition, the following non-cash, special or non-recurring charges were added back to net income/(loss) from continuing operations to arrive at Adjusted EBITDA from continuing operations for the periods presented:

(a)     For Q4 2009 and FY 2009:

(i)	for FY 2009, the Gift Charges ($15.6 million);

(ii)	non-cash expenses related to stock-based compensation of $0.2 million in Q4 2009 and $1.6 million in FY 2009, recorded in selling, general and administrative expense;

(iii)	transaction costs of $0.2 million in Q4 2009 and $0.3 million in FY 2009, recorded in selling, general and administrative expense, related to the sale of the Company’s former gift business and post-sale closing matters, as well as expenses incurred in connection with the Company’s previous exploration of strategic alternatives; and

(iv)	severance costs of $0.5 million in Q4 2009 and $0.9 million in FY 2009.

(b)     For Q4 2008 and FY 2008:

(i)	a non-cash impairment charge of $130.2 million to goodwill, recorded in Q4 2008 and FY 2008 in “impairment of goodwill and other intangibles”, as a result of the annual impairment testing process;

(ii)	a non-cash impairment charge of $6.7 million, recorded in Q4 2008 and FY 2008 in “impairment of goodwill and other intangibles”, related to the reduced value of the Company’s Applause® trademark resulting from the sale of the gift business;

(iii)	a non-cash impairment charge of $3.7 million, recorded in Q4 2008 and FY 2008 in “cost of goods sold”, related to certain infant and juvenile trade names as a result of the annual impairment testing process;

(iv)	non-cash expenses related to stock-based compensation of $0.3 million in Q4 2008 and $1.6 million in FY 2008, recorded in selling, general and administrative expense; and

(v)	transaction costs of $0.6 million in Q4 2008 and $1.1 million in FY 2008, recorded in selling, general and administrative expense, related to the sale of the Company’s former gift business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. However, the Company believes that the non-GAAP measures presented in the Release are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations and cash resources generated from its business in a more meaningful and consistent manner (by excluding specific items which are not reflective of ongoing operating results) and provides an analysis of operating results using the same measures used by the Company’s chief operating decision makers to measure the performance of the Company. These non-GAAP financial measures result largely from our management’s determination that the facts and circumstances surrounding the excluded charges are not indicative of the ordinary course of the ongoing operation of our business. In addition, management believes that excluding the impact of expensing equity compensation and the related effects of applying ASC Topic 718, “Compensation — Stock Compensation” provides supplemental measures that will facilitate comparisons between periods before and during when such expenses are incurred. As a result, the non-GAAP financial measures presented by us in the Release may not be comparable to similarly titled measures reported by other companies, and are included only as supplementary measures of financial performance. This data is furnished to provide additional information and should not be considered in isolation as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to the Release.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1     Press Release of Kid Brands, Inc., dated March 29, 2010, announcing, among other things, financial results for the quarter and year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010	KID BRANDS, INC.
	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kid Brands, Inc., dated March 29, 2010, announcing, among other things, financial results for the quarter and year ended December 31, 2009.